SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 2, 2004


                             ENERGAS RESOURCES, INC.
                        ------- ------------------------
             (Exact name of Registrant as specified in its charter)



     Delaware                        0-33259                   73-1620724
--------------------           ------------------           ------------------
(State or other jurisdiction  (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



            800 Northeast 63rd Street, Oklahoma City, Oklahoma 73105 (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (405) 879-1752
                                                           ---------------


                                       N/A
                     --------------------------------- ----
          (Former name or former address if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosure

     On February 2, 2004 the Company settled all litigation brought by Dr. James Attarian and several companies controlled by Dr. Attarian. Dr. Attarian was formerly a principal shareholder and a director of the Company.

      The settlement provides that no later than April 2, 2004 the Company will:

o collectively pay $500,000 to Mankato Investments LLC, Mankato Energy Partners LLC and Prepaid Capital LLC, all of which are affiliated with Dr. Attarian;

o    issue 350,000 shares of its common stock to Mankato Investments LLC;

o grant Dr. Attarian an option to purchase 250,000 shares of the Company's common stock at a price of $0.32 per share any time prior to July 15, 2005.

      The shares of the Company's common stock to be issued to Mankato Investments LLC will be restricted securities and will not have any registration rights. The options granted to Dr. Attarian will be subject to the Company's Non-Qualified Stock Option Plan and the shares issuable upon the exercise of the options will be freely tradable.

      The settlement agreement also requires the Company to assign to Mankato Investments LLCthe Company's interests in oil and gas leases covering approximately 30,000 acres in Fremont County, Wyoming.

      The Company does not have any wells on the leases to be assigned to Mankato Investments.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   February 5, 2004
                                          ENERGAS RESOURCES, INC.


                                          By:  /s/ George Shaw
                                              George Shaw
                                              President